Exhibit 99.1

www.bankrate.com

For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648

FOR IMMEDIATE RELEASE

Reminder -- Conference Call and Webcast Today at 4:30 P.M. Eastern Time

Interactive Dial-In: (866) 314-5232, Passcode 40330458.   International Callers Dial-In: (617) 213-8052, Passcode 40330458 (10 minutes before the call). Webcast:  http://investor.bankrate.com/

BANKRATE ANNOUNCES FIRST QUARTER 2014 FINANCIAL RESULTS

Company Announces Acquisition of Caring.com

NEW YORK, NY – May 7, 2014

($ in millions, except per share amounts)
	Q1 2014	Q1 2013
Revenue	$136.5	$108.4

Net Income
GAAP	4.8	2.2
Adjusted	17.4	12.2

Diluted Earnings per Share (EPS)
GAAP	$0.05	$0.02
Adjusted	0.17	0.12

Adjusted EBITDA	36.0	28.4

Bankrate, Inc. (NYSE: RATE) today reported financial results for the first quarter ended March 31, 2014. Total revenue for the first quarter was $136.5 million compared to $108.4 million in the first quarter of 2013, an increase of 26%.  GAAP net income for the quarter was $4.8 million or $0.05 per fully diluted share, compared to $2.2 million or $0.02 per fully diluted share in the first quarter of 2013, representing a 150% increase in EPS.

Non-GAAP adjusted net income for the first quarter of 2014, as outlined in the attached reconciliation, was $17.4 million, representing Adjusted EPS of $0.17 compared to $12.2 million or Adjusted EPS of $0.12 in the first quarter of 2013, a 42% increase in Adjusted EPS.  Adjusted EBITDA was $36.0 million in the first quarter of 2014 compared to $28.4 million in the first quarter of 2013, an increase of 27%.

In a separate press release today, Bankrate, Inc. announced the acquisition of Caring, Inc., which operates Caring.com.

“Bankrate is on a roll, with banking, credit cards and insurance all delivering double digit revenue growth over last year.  Bankrate Insurance led the way, with 45% revenue growth,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc.  “We are combining this operating momentum with strategic investments in optimization, personalization, and mobile to unlock even more value from our audience of 300 million annual visitors.  And, we are excited to plug Caring.com into Bankrate’s proven formula which thrives in massive verticals serving consumers seeking objective and comprehensive information.   The stage is set, not only for strong 2014 performance, but also for growth and leadership longer term,” Mr. Esterow added.

2014 Guidance

The Company is increasing its full year 2014 revenue guidance to a range of $540 to $550 million compared to the previous guidance range of $520 to $530 million. The Company reaffirms its Adjusted EBITDA guidance for 2014 between $145 and $150 million.

In addition, the Company expects revenues for the second quarter of 2014 to be between $130 and $135 million and Adjusted EBITDA between $32 and $34 million.

“We’ve taken into consideration Q1’s strong performance and the impact of the Caring acquisition, as we target more than 20% growth in revenue and EBITDA, while still making meaningful investments to support long-term growth,” stated Mr. Esterow.

First Quarter 2014 Financial Highlights

•	Overall lead generation, which consists of CPA and CPL revenue, increased 24% compared to the first quarter 2013.
•

Within lead generation revenues, CPA revenue in Q1 2014 increased 19% on strong credit card issuer marketing activities, while CPL revenues increased approximately 31%, primarily as a result of the Company’s successful execution on its insurance quality initiative.  This ongoing initiative resulted in higher lead conversion rates (higher carrier and agent ROIs), increased carrier & agent demand and improved monetization, with revenue per lead up over 45% versus Q1 2013. In addition, revenues from the home vertical were at an all-time high, up 25% versus the prior year. Overall insurance lead and click revenue combined increased by 45%.

•

CPC revenue for the quarter increased 38% compared to the same period in 2013, attributable to 94%  growth in our insurance CPC business and 70% growth in deposit CPC revenue, partially offset by a 21% decline in mortgage CPC revenue, given the lower consumer traffic for refinancing activities.

•	CPM revenue in the first quarter increased 22% compared to the same period in 2013.

First Quarter 2014 Business Highlights

Credit Cards

•	Unique visitors to CreditCards.com’s mobile site were up 102% versus the prior year period.
•	Higher quality traffic and issuer demand drove 15% growth in conversion rates (sales volume to clicks) versus Q1 2013 for our flagship CreditCards.com site.

Insurance

•	During the first quarter 2014, the share of leads from the Company’s owned and operated sites has doubled as compared to the same period in 2013.
•	In the first quarter of 2014, the Company beta launched a proprietary dynamic lead scoring model to drive further quality improvements.

Banking

•	Mobile improvements included a mobile-optimized expandable widget for partners and new mortgage & auto apps for Android devices and Kindle Fire.
•	Downloads of Bankrate apps were up 245% versus the prior year quarter.
•	Bankrate launched updated MMA and auto loan rate tables during the quarter.
•

Bankrate’s consumer brand presence in the media continues to grow. During the first quarter 2014, there were approximately 88,000 total media mentions, including syndication, an approximate 70% increase vs. Q1 2013.

May 7, 2014 Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please call: (866) 314-5232, passcode 40330458.    International participants should dial: (617) 213-8052, passcode 40330458.  Please access at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning May 7, 2014 at 8:30 p.m. ET / 5:30 p.m. PT through May 14, 2014 at 11:59 p.m. ET / 8:59 p.m. PT.  To listen to the replay, call (888) 286-8010 and enter the passcode: 86903915.  International callers should dial (617) 801-6888 and enter the passcode: 86903915.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted EPS, and Gross Margin excluding stock based compensation, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because

Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet.  Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including, but not limited to, CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, InsuranceQuotes.com, CarInsuranceQuotes.com, AutoInsuranceQuotes.com, InsureMe.com, and NetQuote.com.  Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of approximately 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly.  Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, CNN Money, CNBC and Comcast. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our websites or mobile applications; increased competition and its effect on our website traffic, advertising rates, margins and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites; the number of consumers seeking information on the financial products we have on our websites or mobile applications; interest rate volatility; technological changes; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; the fluctuations of our results of operations from period to period; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to incur additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume from our acquisitions; changes in application approval rates by our credit card issuer customers; our ability to successfully execute on our strategies, including without limitation our insurance quality initiative, our mobile strategy and the other initiatives mentioned in this release, and the effectiveness of our strategies, including without limitation whether they result in increased revenue or profitability; our ability to attract and retain executive officers and personnel; the impact of defense of and resolution of lawsuits to which we are a party; our ability to protect our intellectual property; the effects of facing liability for content on our websites or mobile applications; our ability to establish and maintain distribution arrangements; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the effect of our expansion of operations in the United Kingdom and China and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; the willingness of consumers to accept the Internet and our online network as a medium for obtaining financial product information; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. Government; changes in consumer spending and saving habits; review of our business and operations by regulatory authorities; changes in the legal and regulatory environment; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013. These documents are available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to update or revise forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in thousands, except per share data)

	(Unaudited)
	March 31,	December 31,
	2014	2013

Assets
Cash and cash equivalents	$243,920	$230,071
Accounts receivable, net of allowance for doubtful accounts of $564 and $620 at March 31, 2014 and December 31, 2013	78,371	61,962
Deferred income taxes	7,155	7,155
Prepaid expenses and other current assets	6,984	9,736
Total current assets	336,430	308,924

Furniture, fixtures and equipment, net of accumulated depreciation of $21,705 and $19,690 at March 31, 2014 and December 31, 2013	14,265	12,930
Intangible assets, net of accumulated amortization of $194,170 and $181,721 at March 31, 2014 and December 31, 2013	337,516	350,206
Goodwill	611,975	611,975
Other assets	11,247	12,776
Total assets	$1,311,433	$1,296,811

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$9,237	$7,149
Accrued expenses	37,217	40,546
Deferred revenue and customer deposits	4,000	3,792
Accrued interest	2,319	7,379
Other current liabilities	20,755	24,595
Total current liabilities	73,528	83,461

Deferred income taxes	51,699	51,699
Long-term debt, net of unamortized discount	297,162	297,021
Other liabilities	18,948	25,668
Total liabilities	441,337	457,849

Commitments and contingencies

Stockholders' equity
Common stock, par value $.01 per share - 300,000,000 shares authorized at March 31, 2014 and December 31, 2013; 104,818,357 shares and 101,749,513 shares issued at March 31, 2014 and December 31, 2013; 104,740,450 shares and 101,698,985 shares outstanding at March 31, 2014 and December 31, 2013	1,047	1,017
Additional paid-in capital	890,856	864,152
Accumulated deficit	(20,434)	(25,266)
Less: Treasury stock, at cost - 77,907 shares and 50,528 shares at March 31, 2014 and December 31, 2013	(1,042)	(591)
Accumulated other comprehensive loss	(331)	(350)
Total stockholders' equity	870,096	838,962
Total liabilities and stockholders' equity	$1,311,433	$1,296,811

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

($ in thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31,	March 31,
	2014	2013
Revenue	$136,475	$108,448
Cost of revenue (excludes depreciation and amortization)	46,295	36,108
Gross margin	90,180	72,340

Operating expenses:
Sales	3,660	3,777
Marketing	33,401	26,333
Product development and technology	5,738	4,651
General and administrative	15,258	11,376
Acquisition, offering and related expenses	2,403	-
Changes in fair value of contingent acquisition consideration	1,406	1,149
Depreciation and amortization	14,461	14,511
	76,327	61,797
Income from operations	13,853	10,543

Interest and other expenses, net	5,192	6,535
Income before income taxes	8,661	4,008
Income tax expense	3,829	1,825
Net income	$4,832	$2,183

Basic and diluted net income per share:
Basic	$0.05	$0.02
Diluted	0.05	0.02
Weighted average common shares outstanding:
Basic	100,876,470	100,047,441
Diluted	103,081,843	100,053,107

Comprehensive income	$4,851	$1,887

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (unaudited)

($ in thousands, except per share data)

	(Unaudited)
	Three months ended
	March 31,	March 31,
	2014	2013
Revenue	$136,475	$108,448

Gross margin excluding stock-based compensation (1)	$90,489	$72,468
Gross margin excluding stock-based compensation %	66.3%	66.8%

Adjusted EBITDA (2)	$36,046	$28,444
Adjusted EBITDA margin	26.4%	26.2%

Adjusted net income (3)	$17,428	$12,158
Adjusted EPS	$0.17	$0.12

Weighted average common shares outstanding (diluted):	103,081,843	100,053,107

(1) Gross margin excluding stock-based compensation represents gross margin plus stock-based compensation classified as cost of revenue.
Reconciliation of gross margin excluding stock-based compensation
Gross margin	$90,180	$72,340
Stock-based compensation	309	128
Gross margin excluding stock-based compensation	$90,489	$72,468

(2) Adjusted EBITDA adds back interest and other expense; income tax expense; depreciation and amortization; changes in fair value of contingent acquisition consideration; acquisition, offering and related expenses; and stock-based compensation.

Reconciliation of adjusted EBITDA
Net income	$4,832	$2,183
Interest and other expenses, net	5,192	6,535
Income tax expense	3,829	1,825
Depreciation and amortization	14,461	14,511
Earnings before interest, taxes, depreciation and amortization (EBITDA)	28,314	25,054
Changes in fair value of contingent acquisition consideration	1,406	1,149
Acquisition, offering and related expenses	2,403	-
Stock-based compensation (5)	3,923	2,241
Adjusted EBITDA	$36,046	$28,444

(3) Adjusted net income adds back income tax expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, offering and related expenses; stock-based compensation; and amortization, net of tax.

Reconciliation of adjusted net income
Net income	$4,832	$2,183
Income tax expense	3,829	1,825
Change in fair value of contingent acquisition consideration due to change in estimate (4)	501	132
Acquisition, offering and related expenses	2,403	-
Stock-based compensation (5)	3,923	2,241
Amortization	13,083	13,550
Adjusted income before tax	28,571	19,931
Income tax (6)	11,143	7,773
Adjusted net income	$17,428	$12,158

(4) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$1,406	$1,149
Less: Change in fair value due to passage of time	905	1,017
Change in fair value of contingent acquisition consideration due to change in estimate	$501	$132

(5) Stock-based compensation is recorded in the following line items:
Cost of revenue	$309	$128
Sales	333	344
Marketing	231	264
Product development and technology	507	325
General and administrative	2,543	1,180
Total stock-based compensation expense	$3,923	$2,241

(6) Assumes 39% income tax rate.